                                  SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement.              [ ]  Confidential, for use of the Commission
                                               only (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting material under Rule 14a-12.

                              Rockford Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              ROCKFORD CORPORATION
                            600 SOUTH ROCKFORD DRIVE
                              TEMPE, ARIZONA 85281

To the Holders of
Rockford Corporation Common Stock

Re:  2002 ANNUAL SHAREHOLDERS MEETING

Dear Shareholder:

     You are cordially invited to attend Rockford's 2002 Annual Shareholders Meeting. We will hold the meeting on Wednesday, May 8, 2002, at Rockford Technical Training Institute, 636 South River Drive, Tempe, Arizona 85281. The meeting will begin promptly at 10:00 a.m., Mountain Standard Time. We suggest you arrive at least 30 minutes early.

     The formal notice of the meeting follows on the next page. No admission tickets or other credentials are required.

     We will have some of our directors and officers available before and after the meeting to speak with you. During the meeting, we will answer your questions about our business affairs and will consider the matters explained in the Notice and Proxy Statement that follow.

     Please vote, sign and return the enclosed Proxy Card as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

                                          Sincerely,

                                                  /s/ W. GARY SUTTLE
                                          --------------------------------------
                                                      W. Gary Suttle
                                          President and Chief Executive Officer

                   NOTICE OF 2002 ANNUAL SHAREHOLDERS MEETING

                                                                   April 5, 2002

To the Holders of
Rockford Corporation Common Stock

     We will hold our 2002 Annual Shareholders Meeting on Wednesday, May 8, 2002. We will meet at 10:00 a.m., Mountain Standard Time, at Rockford Technical Training Institute, 636 South River Drive, Tempe, Arizona 85281. At the meeting we will:

     - Elect six Directors;

     - Vote on Rockford's proposed 2002 Stock Option Plan; and

     - Consider any other matters that properly come before the meeting.

     Shareholders may vote at the meeting if they owned our common stock of record at the opening of business, 8:00 a.m., Eastern Daylight Time, on March 18, 2002. We will have at the meeting a list of the shareholders eligible to vote. We will also have the list at our principal executive office, 600 South Rockford Drive, Tempe, Arizona 85281, for ten days before the meeting. Any shareholder may examine the list for any purpose germane to the meeting.

     We have enclosed our 2001 Annual Report, including financial statements, and our Proxy Statement with this notice of our annual meeting.

     The Board of Directors is soliciting your proxy and requests that you please sign, date and mail the enclosed Proxy Card. We have provided a return envelope for that purpose, which requires no postage if mailed in the United States. We urge you to vote as soon as possible.

                                                 /s/ JAMES M. THOMSON
                                          --------------------------------------
                                                     James M. Thomson
                                                Vice President of Finance,
                                          Chief Financial Officer and Secretary

                   -----------------------------------------

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT
                   -----------------------------------------

                                PROXY STATEMENT

                               TABLE OF CONTENTS


General Information.........................................    1
Required Vote To Approve Each Proposal......................    2
Who To Call If You Have Questions...........................    2
Proposals and Board Recommendations.........................    2
Executive Officers And Board Of Directors...................   10
Executive Compensation......................................   14
Related Party Transactions..................................   17
Principal Shareholders And Shareholdings Of Officers and
  Directors.................................................   19
Section 16(a) Beneficial Ownership Reporting Compliance.....   20
Stock Price Performance Graph...............................   21
Independent Auditor and Fees................................   21
Our Next Annual Meeting and Proposals By Shareholders.......   22
Annual Report...............................................   22

                              GENERAL INFORMATION

WHO MAY VOTE                     You may vote if our records show that you held
                                 shares of our common stock as of March 18, 2002. At that date, 8,378,619 shares were outstanding and entitled to vote. The enclosed
                                 Proxy Card shows the number of shares you may vote.

NUMBER OF VOTES                  You have one vote for each share, except that
                                 you may cumulate votes in the election of directors. Your individual vote is confidential and will not be disclosed to third parties.

                                 Because you may cumulate votes in the election of directors and we will elect six directors, you have six votes for each share in our election of directors. You may cast your votes for a single candidate or you may divide them as you choose among up to six candidates.

VOTING BY PROXY                  If you hold your shares in your own name, you
                                 may vote by signing, dating and mailing the Proxy Card in the envelope provided. If you give us a proxy without giving specific voting instructions, the Proxies will vote your shares as the Board of Directors recommends. If the meeting is adjourned, the Proxies will vote your shares on the new meeting date unless you revoke your proxy.

                                 The Board of Directors is soliciting the enclosed proxy. We anticipate first mailing this Proxy Statement and the Proxy Card on April 5, 2002.

                                 If a broker, bank or other nominee holds your shares so that they are in "street name," you will receive instructions from them. You must follow their instructions if you want to have your shares voted.

OTHER MATTERS                    We are not aware of any matters that will be
                                 presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters are properly presented at the meeting, the Proxies will vote your shares using their own judgment.

VOTING IN PERSON                 You may vote your shares at the meeting if you
                                 attend in person.

REVOKING YOUR PROXY              You may revoke your proxy if you:

                                     - Send us another signed proxy with a later
                                       date and we receive it before the Proxies vote your shares at the meeting; or

                                     - Send us a letter revoking your proxy and
                                       we receive it before the Proxies vote
                                       your shares at the meeting; or

                                     - Attend the Annual Meeting and vote your
                                       shares in person.

HOW A QUORUM IS DETERMINED       If you have returned a Proxy Card or attend the
                                 meeting in person, we will count your shares to determine whether there is a quorum even if you abstain from voting.

                                 If a broker indicates on a proxy that the broker does not have discretionary authority to vote certain shares on a particular matter, we will not consider the shares present or entitled to vote on the matter.

COST OF THIS SOLICITATION        We will pay the cost of this proxy
                                 solicitation, including the charges of
                                 brokerage firms and others who forward material to beneficial owners of our shares. We will solicit proxies by mail and may also solicit them by personal interview, telephone, e-mail or telegraph.

                                 Georgeson Shareholder Services will serve as our proxy solicitation agent, will coordinate the distribution of proxy materials and will oversee the return of Proxy Cards. We estimate the fee for these services will be $4,000.

ATTENDING THE MEETING IF YOUR
SHARES ARE IN "STREET NAME"      If your shares are held in street name you may
                                 attend the meeting, but you must vote through your broker or bank and cannot vote in person.
                                 If you are a beneficial owner of shares held by a broker or bank you will need proof of ownership to attend the meeting. We will accept a recent statement or letter from your broker or bank, showing your ownership of our shares on the record date, as proof of ownership.

                     REQUIRED VOTE TO APPROVE EACH PROPOSAL

ELECTION OF SIX DIRECTORS        The six nominees for director who receive the
                                 most votes will be elected. Shareholders may cumulate votes in the election of directors, so each shareholder has six votes for each share in the directors' election. You may cast your six votes per share for a single candidate or you may divide them as you choose among up to six candidates.

APPROVAL OF THE 2002 STOCK
OPTION PLAN                      The shareholders will approve the 2002 Stock
                                 Option Plan if a majority of the shares present and voting vote to approve the Plan.

                       WHO TO CALL IF YOU HAVE QUESTIONS

INVESTOR RELATIONS COORDINATOR   If you have questions about the meeting or
                                 voting please call Victoria Springgay, our Investor Relations Coordinator, at (480)
                                 517-3042.

                      PROPOSALS AND BOARD RECOMMENDATIONS

PROPOSAL TO ELECT SIX DIRECTORS

DIRECTORS TO BE ELECTED          The shareholders will elect the entire Board of
                                 Directors, a total of six directors, at the meeting.

CUMULATIVE VOTING ALLOWED        Shareholders may cumulate votes in the election
                                 of directors, so each shareholder has six votes for each share. You may cast your six votes per share for a single candidate or you may divide them as you choose among up to six candidates.

VOTE REQUIRED                    The six nominees who receive the most votes
                                 will be elected.

NOMINEES OF THE BOARD            Our Board has nominated the following
                                 individuals to serve on our Board of Directors:

                                   W. Gary Suttle              Jerry E. Goldress
                                   Nicholas G. Bartol          Timothy C. Bartol
                                   Ralph B. Godfrey            John P. Lloyd

                                 Each nominee is currently serving on the Board, has agreed to be named in this Proxy Statement and has agreed to serve if elected. See the section "Executive Officers and Board of Directors" for information about each of the nominees.

                                 Each director elected will hold office until the next annual meeting or until a successor is elected and qualified. If a director resigns or otherwise is unable to complete his term of office, the Board of Directors may elect another director for the remainder of the term.

                                 So far as we know, the listed nominees will be able to serve. If a nominee is unavailable, the Proxies will vote your shares for any Board of Directors' proposed substitute nominee.

RECOMMENDATION                   YOUR DIRECTORS RECOMMEND THAT YOU ELECT THE SIX
                                 NOMINEES.

PROPOSAL TO APPROVE ROCKFORD'S 2002
STOCK OPTION PLAN

APPROVAL OF THE 2002 STOCK
OPTION PLAN                      The shareholders will decide whether to approve
                                 Rockford's 2002 Stock Option Plan at the meeting. In voting on the Plan, each shareholder has one vote for each share.

VOTE REQUIRED                    The shareholders will approve the 2002 Stock
                                 Option Plan if a majority of the shares present and voting vote to approve the Plan.

THE 2002 PLAN                    The Board of Directors adopted Rockford's 2002
                                 Stock Option Plan at its meeting on January 23,
                                 2002. We are submitting the 2002 Plan to the shareholders for approval, as required by law.

                                 Brief Description of the 2002 Plan

                                 The following summary of the 2000 Plan is qualified in its entirety by the specific language of the 2002 Plan, a copy of which is available to any shareholder upon request.

                                 The 2002 Plan is substantially similar to our 1994 and 1997 Plans. We are adopting a new plan in order to authorize the issuance of stock options for up to 600,000 additional shares of our common stock. This is necessary because we have granted substantially all of the 2,150,000 options authorized under our 1994 and 1997 Plans.

                                 The 2002 Plan provides for the grant of
                                 incentive stock options and non-qualified stock options to our consultants, directors, officers and key employees. The management and employee group eligible to participate currently includes approximately 802 people.

                                 The purpose of the plan is to:

                                     - attract and retain skilled and qualified
                                       officers, directors and key employees;

                                     - motivate them to achieve our long-range
                                       goals; and

                                     - align their interests with the interests
                                       of our shareholders.

                                 If the shareholders approve the 2002 Plan we will reserve a total of 600,000 shares of our common stock for issuance under the 2002 Plan. Shares of common stock reserved for issuance upon the exercise of options are available for future reissuance if the options expire or terminate without being exercised.

                                 Under the 2002 Plan, the maximum number of shares any individual may receive is 200,000 shares. In the case of incentive stock options, the aggregate fair market value of stock that is exercisable for the first time by any individual during any calendar year may not exceed $100,000.

                                 The Nominating and Compensation Committee will administer the 2002 Plan. The Committee has discretion to determine:

                                     - who should receive options;

                                     - how many shares to include in each grant;

                                     - the exercise price for each option;

                                     - whether an option should be an incentive
                                       option or a non-statutory option under
                                       the federal tax laws (except that only
                                       our employees may receive incentive
                                       options);

                                     - the vesting schedule for each option;

                                     - the term of each option; and

                                     - other material terms of the options
                                       granted.

                                 Because the Nominating and Compensation
                                 Committee will administer the 2002 Plan and decide each of these matters, we are not able to determine at this time the benefits or amounts that any individual or group will receive under the 2002 Plan.

                                 We will appoint members of the Nominating and Compensation Committee so that it satisfies the requirements for (1) "non-employee directors" established in Rule 16b-3 under the Securities Exchange Act of 1934 and (2) "outside directors" established in Section 162(m) of the Internal Revenue Code.

                                 The Nominating and Compensation Committee may make adjustments to options granted to prevent substantial dilution or enlargement of rights if we declare a stock dividend, recapitalize, reorganize, merge, consolidate, split-up, combine or exchange shares, or make any similar change of our common stock.

                                 Option holders may pay the exercise price for options in cash or, at the Committee's discretion, in shares of common stock that the option holder has held for at least six months. Also at the Committee's discretion, option holders may exercise on a cashless basis through the same-day sale of the purchased shares. The 2002 Plan does not authorize the grant of "Reload" options.

                                 Prior to expiration of the 2002 Plan, generally the Board of Directors may terminate, amend or modify the 2002 Plan at any time; however, no termination, amendment or modification may adversely change the rights of holders of outstanding options without their consent. The Board or Committee may make adjustments to the number of shares subject to outstanding options in certain recapitalizations or other corporate events described in the 2002 Plan. The Board or Committee may terminate outstanding options if we merge with or sell our assets to another entity. No amendment will be effective without prior shareholder approval if the amendment would:

                                     - materially increase the number of shares
                                       we may issue under the 2002 Plan to
                                       individuals subject to Section 16(b) of
                                       the Securities Exchange Act of 1934
                                       ("Insider Participants"); or

                                     - materially modify the requirements for
                                       eligibility to participate in the 2002
                                       Plan to add a class of Insider
                                       Participants.

                                 Other amendments may also require shareholder approval under applicable law or the Internal Revenue Code.

                                 Federal Income Tax Treatment of Options and
                                 Shares

                                 This section contains a general discussion of the federal income tax consequences of the 2002 Plan. If federal tax laws change in the future, the following discussion may change and no longer apply. State and local tax provisions vary and are not covered in this summary.

                                 Participants in the 2002 Plan who review this document should not rely on it in preparing their tax returns. They should consult their own tax advisors about their particular situation, since other tax rules may cover them. We do not provide tax advice to participants in the 2002 Plan.

                                 The tax implications of nonqualified stock options and incentive stock options are different. A brief summary of each follows:

                                 Nonqualified Stock Options:

                                     - No Tax Event at Grant.  A participant
                                       will not recognize taxable income at the time a nonqualified stock option is granted. We will not be allowed a deduction at that time.

                                     - Tax at Exercise.

                                       - Upon exercise, a participant must
                                        generally recognize ordinary income
                                        equal to the difference between the fair market value of the shares at the time of exercise and the option exercise price paid for the shares. The participant's basis then becomes the fair market value of the shares at the time of exercise. The income constitutes taxable wages as of the date of the exercise, subject to unemployment, Social Security, Medicare and federal and state income tax withholding. We will withhold or require the participant to pay any required withholding.

                                       - We are normally entitled to a deduction
                                        at the same time and in the same amount
                                        as the participant's ordinary income.

                                     - Tax at Exercise -- Special Cases.

                                       - If a participant pays for shares by
                                        surrendering already owned shares with a fair market value equal to all or part of the exercise price, the participant will not recognize any gain or loss upon surrender of the already-owned shares for an equal number of new shares. The basis and holding period of the old shares is carried over to an equal number of new shares. The participant must recognize gain or loss as described above on the balance of the shares. The basis in the balance of the shares is the fair market value as of the date of exercise and the holding period begins on the exercise date.

                                       - Section 83(c)(3) of the Internal
                                        Revenue Code provides that a recipient
                                        who is subject to potential liability
                                        under Section 16(b) of the Exchange Act
                                        must recognize income on the exercise
                                        date in accordance with the rules
                                        described above if the option was issued at least six months before the exercise date. However, an argument can be made that if an Insider Participant has made, or could make, other purchases of common stock within six months before or after the exercise date of a nonqualified stock option, taxation may be deferred until six months after the exercise date (unless the recipient has made a timely election under Section 83(b) of the Code to be taxed as of the date of exercise). In this case, we may take a deduction equal to the recipient's ordinary income recognized but only at the time the recipient recognizes the income and subject to proper withholding.

                                     - Tax upon Sale of Shares.  When a
                                       participant sells shares acquired upon
                                       the exercise of a nonqualified stock
                                       option, the seller realizes a capital
                                       gain or loss equal to the difference
                                       between the sale price and the basis of
                                       the shares. The capital gain or loss will be long-term or short-term, depending on the amount of time between the exercise and the sale. There is no tax consequence to us associated with such a sale.

                                 Incentive Stock Options:

                                     - No Tax Event at Grant or Exercise.  A
                                       participant generally will not recognize taxable income at the time an incentive stock option is granted or exercised, except that upon exercise a participant may be responsible for the alternative minimum tax ("AMT") as discussed below.

                                     - Special Circumstances.  Incentive stock
                                       options are subject to several sorts of
                                       disqualifying events that change their
                                       tax treatment (generally to match the
                                       treatment of nonqualified options). The
                                       most significant include:

                                       - If an incentive stock option is
                                        exercised

                                        - more than three months following
                                          termination of employment for any
                                          reason except disability or death

                                        - more than one year following
                                          termination of employment because of
                                          disability or death

                                        this is a disqualifying disposition.
                                        The option will then be taxed as a
                                        nonqualified stock option. Special tax
                                        rules allow an estate or beneficiary to
                                        ignore this holding period requirement
                                        in the event of an optionee's death, but our plan requires exercise of an Option within 90 days of the employee's death.

                                       - A participant may have to pay AMT for
                                        the year when the option is exercised.
                                        Generally, the "spread" (the fair market value on the date of exercise minus the option exercise price) that would be income if the option were a nonqualified option, is an item of adjustment that must be taken into account under the AMT rules. Because the AMT rules are complex and their applicability will vary according to individual circumstances, participants should consult their tax advisors about whether the AMT rules apply to their exercise.

                                     - Tax upon Sale of Shares.  When a
                                       participant sells or otherwise disposes
                                       of shares (even in a gift), the
                                       participant will generally recognize
                                       income. (Transfers to a spouse and in
                                       some other limited circumstances are
                                       exceptions.)

                                       - Qualifying Dispositions.  A sale or
                                        disposition is a qualifying disposition
                                        if the participant holds the shares for
                                        at least

                                        - one year after exercise of the
                                          incentive stock option, and

                                        - two years after the date the incentive
                                          stock option was granted.

                                        In that case, the participant will
                                        recognize a long-term capital gain (or
                                        loss) equal to the difference between
                                        the amount realized and the option
                                        exercise price.

                                       - Disqualifying Dispositions.  A sale or
                                        disposition is a disqualifying
                                        disposition if the participant holds the shares for less than

                                        - one year after the exercise of the
                                          incentive stock option, or

                                        - two years after the grant of the
                                          incentive stock option.

                                        In that case, the option will be
                                        treated as a nonqualified stock option
                                        and the participant will recognize:

                                        - ordinary income at the time of the
                                          disposition equal to the difference
                                          between the fair market value on the
                                          day of exercise and the option
                                          exercise price, except that

                                        - if the amount realized is less than
                                          the fair market value of the shares on
                                          the day of exercise, the ordinary
                                          income recognized will be limited to
                                          the difference
                                          between the option exercise price of
                                          the shares and the amount realized on
                                          the sale or exchange, and

                                        - capital gain equal to any additional
                                          gain resulting from the disqualifying
                                          disposition (long-term if the shares
                                          were held for more than one year
                                          following the date of exercise).

                                       - Our option agreement will require that
                                        participants tell us of any
                                        disqualifying disposition. We may then
                                        withhold, or require the participant to
                                        pay us, as necessary to satisfy
                                        applicable tax withholding requirements.

                                     - Tax Consequences to Rockford.  We
                                       generally are not entitled to a deduction as a result of the grant or exercise of an incentive stock option. If a participant recognizes ordinary income as a result of a disqualifying exercise or disposition, we are generally entitled to a deduction of an equivalent amount.

                                     - Limits on Number of Shares.  The tax law
                                       requires that the total fair market value of shares underlying incentive stock options that vest in a participant in a year may not exceed $100,000. This limit applies to all incentive stock options we grant to a participant in any of our stock option plans. To the extent that the aggregate fair market value exceeds $100,000, the options underlying the excess shares will be treated as nonqualified stock options rather than incentive stock options.

                                     - Pending Regulations.  Under proposed IRS
                                       regulations, the excess of the fair
                                       market value of shares received through
                                       the exercise of an incentive stock option over the price paid will be treated as wages subject to employment taxes (unemployment, Social Security, and Medicare taxes) but not to federal income tax withholding. The proposed regulations allow the employer to select from a number of methods to properly withhold these taxes. Employment and withholding taxes do not apply under the proposed regulations if the participant makes a disqualifying disposition, but the employer may be required to report such income on the employee's Form W-2.

                                 Limitations on Tax Benefits to Rockford

                                 In the case of grants to certain highly
                                 compensated employees, our ability to take any and all of the deductions described is qualified by special tax rules that govern the deductibility of executive compensation. Further, if the vesting of any options is accelerated due to certain "changes in control," some portion of the amounts payable with respect to such options may be considered excess parachute payments. Individuals receiving excess parachute payments are subject to a 20% excise tax on such payments, and we would be denied a deduction for such payments.

                                 Our Anticipated Use of the 2002 Plan

                                 Our philosophy under our existing plans has been to issue options each year, for shares in the range of 1% to 2% of our outstanding shares. We believe this provides adequate compensation to our management team and employees, maintains a portion of outstanding options unvested so that our team has incentive to remain with us, and maintains a reasonable limit on dilution of our shareholders. We anticipate that this philosophy will continue under the 2002 Plan, so that the 2002 Plan is expected to serve us for three to four years.

                                 Our practice, which we expect to continue in the 2002 Plan, is to grant options with a 10 year term and an option price equal to the fair market value on the date of grant. The vesting schedule provides for 25% of the option shares granted to vest on the date of grant and 25% to vest on each of the first three anniversaries of the grant date. The options also fully vest if we agree to sell all or substantially all of our assets or shares or to merge with another company if our shareholders do not have a controlling interest in the surviving entity.

RECOMMENDATION                   YOUR DIRECTORS RECOMMEND THAT YOU VOTE TO
                                 APPROVE THE 2002 PLAN.

                   EXECUTIVE OFFICERS AND BOARD OF DIRECTORS

     Our Executive Officers and Board of Directors are listed in the following table:

NAME                                  AGE                POSITION                 DIRECTOR SINCE
----                                  ---                --------                 --------------
W. Gary Suttle(1)..................   61    President, Chief Executive Officer         1992
                                            and Director
David A. Boshes....................   46    Vice President of Operations
Daniel C. McLeod...................   48    Vice President of Sales
Jacqueline M. Mott.................   58    Vice President of Human Resources
David L. Richards..................   55    Vice President of Information
                                            Technology
James C. Strickland................   64    Vice President of Engineering
James M. Thomson...................   55    Vice President of Finance, Chief
                                            Financial Officer and Secretary
Alan R. Zimmerman..................   45    Vice President of Product Design
                                            and Development
Jerry E. Goldress(1)(2)(3).........   71    Chairman of the Board                      1998
Nicholas G. Bartol.................   47    Director                                   1985
Timothy C. Bartol(1)(2)(3).........   46    Director                                   1997
Ralph B. Godfrey(2)................   62    Director                                   1999
John P. Lloyd(3)...................   50    Director                                   1988

---------------

(1) Member of the Executive Committee.

(2) Member of the Nominating and Compensation Committee.

(3) Member of the Audit and Finance Committee.

     W. GARY SUTTLE. Mr. Suttle has served as our President and Chief Executive Officer since August 1992. From that time through December 31, 1998, he simultaneously served as a partner in Grisanti, Galef & Goldress, Inc., a turnaround, growth and profit improvement firm, and provided his services to us through that firm under a consulting agreement.

     From 1982 until 1992, Mr. Suttle was a partner in Grisanti, Galef & Goldress, Inc., and was involved in consulting and management for various manufacturing and retail firms. From 1980 to 1982, Mr. Suttle was a consultant with The Boston Consulting Group. He also served as a captain in the U.S. Marine Corps where he was involved in special operations. Mr. Suttle holds a B.S. in Electrical Engineering from Auburn University, an M.S. in Electrical Engineering from the Georgia Institute of Technology and an M.B.A. from The Harvard Graduate School of Business Administration.

     DAVID A. BOSHES. Mr. Boshes has served as our Vice President of Operations since 1996 and has served us in various positions since 1993, beginning as Production Engineering Manager. From 1976 until 1993, Mr. Boshes held various technical positions with Digital Equipment, ranging from Product Test Engineer to Plant Engineering Manager. Mr. Boshes holds a B.S. in Electrical Engineering from Northern Arizona University and an M.B.A. from Arizona State University.

     DANIEL C. MCLEOD. Mr. McLeod has served as our Vice President of Sales since 1991 and has served us in various sales positions since 1985. From 1982 to 1985, Mr. McLeod operated a manufacturers representative firm selling consumer electronics. From 1975 to 1982, Mr. McLeod was a retail store manager for the Minneapolis-based chain of Team Electronics.

     JACQUELINE M. MOTT. Ms. Mott has served as our Vice President of Human Resources since October 2000 and, before that, as our Director of Human Resources since 1995. Before joining Rockford Ms. Mott operated her own human resources and communication consulting practice. Her other experience includes serving as Vice President of Human Resources for a financial services corporation and management positions in the retail and publishing industries.

     DAVID L. RICHARDS. Mr. Richards has served as our Vice President of Information Technology since 1996 and, prior to that, as our Director of Information Technology beginning in 1993. From 1976 until 1993, Mr. Richards held a number of MIS management positions for Digital Equipment with responsibility for systems and programming implementation. Mr. Richards also served in the U.S. Army.

     JAMES C. STRICKLAND. Mr. Strickland has served as our Vice President of Engineering since 1992 and has served us in other engineering and research positions since 1987. Prior to joining us in 1987, he served in various engineering capacities with Sony, MCI, Acoustat and The David Hafler Company. Mr. Strickland holds a B.S. in Mathematics from the University of Miami (Florida). Mr. Strickland holds nine U.S. patents, three of which have been assigned to Rockford, involving circuitry used in home and mobile audio amplifiers.

     JAMES M. THOMSON. Mr. Thomson has served as our Vice President of Finance and Chief Financial Officer since joining us in 1993. Prior to 1993, Mr. Thomson held positions as Operations Finance Manager, Corporate Controller of Corporate Planning and Director of Finance and Customer Administration for The Toro Company Worldwide Irrigation Division. He was also a Senior Financial Analyst for Litton Industries and operated his own consulting company. Mr. Thomson also served in the U.S. Navy. Mr. Thomson holds a B.S. and M.S. in Applied Economics from the University of Wisconsin -- Madison.

     ALAN R. ZIMMERMAN. Mr. Zimmerman has served as our Vice President of Product Design and Development since 1998 and has served us in various positions since 1988. Mr. Zimmerman was with Honeywell from 1980 to 1988 where he held various positions in cost and inventory accounting, manufacturing financial analysis and business planning. Mr. Zimmerman holds a B.S. in Accounting and an M.B.A. from Arizona State University.

     JERRY E. GOLDRESS. Mr. Goldress has served as our Chairman of the Board since 1998. Mr. Goldress served as an advisory director to us from 1992 until 1998. Since 1981, Mr. Goldress has served as Chairman and Chief Executive Officer of Grisanti, Galef & Goldress, Inc. Mr. Goldress is also a director of Alamo Group Inc. (NYSE:ALG), a publicly held manufacturer of industrial mowing equipment, and of K2 Inc. (NYSE:KTO), a publicly held manufacturer of snow ski equipment. Mr. Goldress has a B.S. and M.S. in Industrial Engineering from Pennsylvania State University.

     NICHOLAS G. BARTOL. Mr. Bartol has served as a director since 1985, except for a two-year period from 1991 to 1993. Mr. Bartol was employed by EFW, a defense contractor, from 1985 until April 1999. Mr. Bartol holds an A.B. from Brown University, an M.B.A. from Southern Methodist University and a Master of Theology from Dallas Theological Seminary. Mr. Bartol is the brother of Timothy
C. Bartol.

     TIMOTHY C. BARTOL. Mr. Bartol has served as a director since 1997 and served as our Chairman in 1997 and 1998. Mr. Bartol has been employed by Phillips Publishing International since 1994 and is currently Vice President and Chief Technical Officer for one of its divisions, Phillips Information Resources
(PIR). From February 2000 until February 2001, he served as Director of Information Technology for PIR. Mr. Bartol holds a B.A. from Stanford University, and an M.B.A. and M.S./M.I.S. from Boston University. Mr. Bartol is the brother of Nicholas G. Bartol.

     RALPH B. GODFREY. Mr. Godfrey has served as a director since April 1999. Mr. Godfrey was employed by 3Com Corporation, a publicly held manufacturer of computer networking products from 1990 until he retired in late 2000. He held various positions at 3Com, including Senior Vice President of Americas Sales and Senior Vice President of E-Business. Mr. Godfrey holds a B.S.E.E. and an M.S. in Electrical Engineering from Auburn University.

     JOHN P. LLOYD. Mr. Lloyd has served as a director since 1988. Mr. Lloyd has worked since 1994 as a Managing Director in the Investment Management Group of Aetna. Mr. Lloyd is a Chartered Financial Analyst and has a B.S. in Finance from Villanova University and an M.B.A. in Investments from Drexel University.

ABOUT THE BOARD AND ITS COMMITTEES

     Board Meetings. In 2001, our Board held a total of five meetings. Each Director attended at least 75% of his Board and Committee meetings.

 Board Committees

     Executive Committee: The Executive Committee meets periodically to advise upon and approve our business and affairs that arise between the regularly scheduled Board meetings. The current members of the Executive Committee are Messrs. Goldress (Chair), T. Bartol and Suttle.

     Nominating and Compensation Committee: The Nominating and Compensation Committee recommends officers and directors to the Board of Directors and reviews and approves the amount and type of compensation paid to senior management. The Nominating and Compensation Committee met four times during 2001. The Nominating and Compensation Committee will consider nominees recommended by our shareholders. If you wish to make a recommendation please send it to our Investor Relations Coordinator, Victoria Springgay, at our executive offices. We must receive nominations no later than November 22, 2002, to consider nominees for election at our annual meeting in 2003. The current members of the Nominating and Compensation Committee are Messrs. T. Bartol (Chair), Godfrey and Goldress.

     Audit and Finance Committee: The Audit and Finance Committee reviews our accounting controls and financial reporting processes. It recommends to the Board of Directors the engagement of our outside auditors. The Board of Directors has adopted a written charter for the Audit and Finance Committee. The Audit and Finance Committee met three times during 2001. The current members of the Audit and Finance Committee are Messrs. Lloyd (Chair), T. Bartol and Goldress.

     Except for the issue noted below with respect to Mr. T. Bartol, the members of our Audit and Finance Committee are independent as defined in Rule 4200(a)(15) of the Nasdaq National Market's listing standards. We believe each of them satisfies the requirements for financial literacy established in Rule 4230 of the Nasdaq National Market's listing standards.

     Mr. T. Bartol, directly and through a family limited partnership, is the beneficial owner of approximately 34.2% of our shares. He is not disqualified from independence by the objective standards defined in Rule 4200(a)(15) of the Nasdaq National Market's listing standards; however, Nasdaq's staff has informed us that it takes the position that a director cannot be considered independent under the rule if the director owns more than approximately 20% of a company's shares. In light of this Nasdaq staff position, the Board of Directors voted to appoint Mr. T. Bartol as a member of the Audit and Finance Committee in accordance with Rule 4310(c)(26)(B)(ii) of the Nasdaq National Market's listing standards. This rule allows for the appointment to the Audit and Finance Committee of one director who is not considered independent. In appointing Mr.
T. Bartol, the Board determined that his position as a former Chairman and long-time director give him a valuable perspective on our history and operations and provide continuity to the Audit and Finance Committee. As a result, the Board of Directors found that Mr. T. Bartol's continued service as a member of the Audit and Finance Committee is in the interest of Rockford and its shareholders.

 Audit and Finance Committee Report and Actions

     The following is the 2001 report of the Audit and Finance Committee.

     We focus our audit functions on three areas:

     - The adequacy of our internal controls and financial reporting process and the reliability of our financial statements;

     - The independence and performance of our independent auditors; and

     - Our compliance with legal and regulatory requirements.

     We meet with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting. We discuss these matters with our independent auditors and with appropriate financial personnel on Rockford's staff. We regularly meet privately with the independent auditors, who have unrestricted access to the Committee.

     We recommend to the Board of Directors the appointment of the independent auditors and review periodically their performance and independence from management. In addition, we review Rockford's financing plans and report recommendations to the full Board of Directors for approval and to authorize action.

     The Board of Directors has adopted a written charter setting out the audit related functions the Committee is to perform. You can find a copy of that charter attached to this Proxy Statement as Appendix A.

     Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. Our independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     During 2001 we reviewed our audited financial statements and met with both management and Ernst & Young LLP, our independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

     We have received from and discussed with Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures relate to that firm's independence from Rockford. We also discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

     Based on these reviews and discussions, we recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                          Audit and Finance Committee:

                                          John P. Lloyd
                                          Timothy C. Bartol
                                          Jerry E. Goldress

DIRECTOR COMPENSATION

     We compensate our non-executive Directors by paying them $1,000 per quarter. In addition to compensation, we reimburse Directors for their reasonable travel expenses incurred in attending Board and Committee meetings.

     We have also customarily granted to our non-executive Directors options under our 1994 and 1997 Stock Option Plans. We anticipate we will also grant them options under our 2002 Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of our Nominating and Compensation Committee are listed above. We did not employ any member of the Nominating and Compensation Committee during fiscal year 2001. However, Mr. Goldress is a principal of Grisanti, Galef & Goldress, Inc., a consulting firm under contract with us. For a description of this contract, see "Related Party Transactions -- Grisanti, Galef & Goldress Consulting Agreement." None of our directors served during fiscal year 2001 as an executive officer of any entity whose Compensation Committee (or other comparable Committee, or the Board of Directors, as appropriate) included a Rockford executive officer. There are no "interlocks" as defined by the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation we paid our Chief Executive Officer and each of our four other most highly compensated executive officers during 1999, 2000 and 2001.

                                                                     LONG TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                          ANNUAL COMPENSATION    ------------------
                                          --------------------       SECURITIES          ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR   SALARY(1)    BONUS     UNDERLYING OPTIONS   COMPENSATION(2)
---------------------------        ----   ---------   --------   ------------------   ---------------
W. Gary Suttle...................  2001   $450,000    $ 50,000         77,814           $1,391,100(3)
  President and Chief Executive    2000    400,000     200,000             --               41,100(4)
  Officer                          1999    386,154     120,000(5)       86,000                  --
David A. Boshes..................  2001   $179,129    $ 10,000         19,000           $    5,100
  Vice President of Operations     2000    163,300      40,000             --                5,100
                                   1999    148,551      26,000             --                4,800
Daniel C. McLeod.................  2001   $189,054    $  6,250         23,000           $       --
  Vice President of Sales          2000    193,224      20,000             --                   --
                                   1999    198,407      25,000             --                   --
David L. Richards................  2001   $184,180    $ 11,250         21,000           $    5,100
  Vice President of Information    2000    165,981      45,000             --                5,100
  Technology                       1999    150,891      30,000             --                4,800
James M. Thomson.................  2001   $199,149    $ 15,000         27,000           $    5,100
  Vice President of Finance and    2000    176,893      50,000             --                5,100
  Chief Financial Officer          1999    151,050      30,000             --                4,800

---------------

(1) Amounts listed are annual base salaries, with the exception of Mr. McLeod, who is paid commissions based on our sales. Mr. McLeod's commissions are included in the salary column.

(2) For officers other than Mr. Suttle, the amounts shown as All Other Compensation represent Rockford contributions to our Employee 401(k) Deferred Compensation Plan.

(3) For Mr. Suttle, the amounts shown as All Other Compensation for 2001 represent:

        - Our contribution for Mr. Suttle of $5,100 to our Employee 401(k) Deferred Compensation Plan;

        - Our payment of $36,000 of premiums for a "split dollar" life insurance policy for Mr. Suttle pursuant to his employment agreement. If Mr. Suttle's dies, we will receive the aggregate amount of our premium payments and the beneficiary of the policy will receive the excess; and

        - Compensation of $1,350,000 resulting from Mr. Suttle's exercise of 200,000 stock options granted to him by Monument Investors Limited Partnership, as described below under the heading "Related Party Transactions." This compensation was paid by Monument Investors Limited Partnership and not directly by us.

(4) For Mr. Suttle, the amounts shown as All Other Compensation for 2000 represent:

        - Our contribution for Mr. Suttle of $5,100 to our Employee 401(k) Deferred Compensation Plan; and

        - Our payment of $36,000 of premiums for a "split dollar" life insurance policy for Mr. Suttle pursuant to his employment agreement.

(5) This bonus was paid to Grisanti, Galef & Goldress, Inc., under a consulting agreement with that firm.

STOCK OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table shows the stock options we granted to our officers during 2001. We have never granted any stock appreciation rights.

     The SEC requires that we use the assumed annual compounded rates of stock price appreciation of 5% and 10% shown in this table. These rates are only an illustration and are not based on our anticipated results. Our stock price may increase or decrease based on market conditions, our performance and many other factors. You should not rely on the amounts in this table as a projection of our performance.

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF STOCK
                                       INDIVIDUAL GRANTS                                      PRICE APPRECIATION FOR
                       --------------------------------------------------                           OPTION TERM
                           NUMBER OF         PERCENT OF TOTAL    EXERCISE                     -----------------------
                           SECURITIES       OPTIONS GRANTED TO    PRICE                           5%          10%
                           UNDERLYING          EMPLOYEES IN      --------                     ----------   ----------
NAME                   OPTIONS GRANTED(#)      FISCAL YEAR        ($/SH)    EXPIRATION DATE       $            $
----                   ------------------   ------------------   --------   ---------------   ----------   ----------
W. Gary Suttle.......        45,014                27.9%          $6.68       03/23/2010       $489,798     $779,922
                             32,800                                6.61       12/05/2012        353,157      562,344
David A. Boshes......         9,000                 6.1%           6.68       03/23/2010         97,929      155,936
                             10,000                                6.61       12/05/2012        107,670      171,446
Dan C. McLeod........        11,000                 7.4%           6.68       03/23/2010        119,691      190,588
                             12,000                                6.61       12/05/2012        129,204      205,736
David L. Richards....        11,000                 6.7%           6.68       03/23/2010        119,691      190,588
                             10,000                                6.61       12/05/2012        107,670      171,446
James M. Thomson.....        13,000                 8.7%           6.68       03/23/2010        141,453      225,241
                             14,000                                6.61       12/05/2012        150,738      240,025

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

     The following table contains information concerning the exercise of stock options during the fiscal year ended December 31, 2001 by our officers listed on the Summary Compensation Table, including:

     - The shares that each of them purchased during 2001 by exercising their stock options; and

     - The number and value of unexercised options each of them held at December 31, 2001. Value is determined by subtracting the exercise price from the closing market value of $8.58 per share as of December 31, 2001.

                                                              NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED              IN-THE-MONEY
                                SHARES ACQUIRED            OPTIONS AT FISCAL YEAR END     OPTIONS AT FISCAL YEAR END
                       ---------------------------------   ---------------------------   -----------------------------
NAME                   NUMBER EXERCISED   VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                   ----------------   --------------   -----------   -------------   -----------    --------------
W. Gary Suttle.......      200,000          $1,350,000       741,954(1)     56,060       $5,050,485        $117,190
David A. Boshes......           --                  --        90,750        14,250          491,692          27,600
Dan C. McLeod........           --                  --        91,750        17,250          484,264          33,405
David L. Richards....           --                  --        91,250        15,750          465,681          30,450
James M. Thomson.....           --                  --        92,750        20,250          488,553          39,210

---------------
(1) Includes 595,500 options granted by Monument Investors Limited Partnership at an exercise price of $0.70 per share. See "Related Party
    Transactions -- Suttle/Bartol Option Agreement."

NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Our compensation philosophy. We have historically established executive compensation to provide a base salary that will allow us to hire and retain qualified management. We have also provided annual cash incentive bonuses designed to reward all of our employees including executives for their contributions to our performance.

     From time to time we have also granted stock options to executives and key employees that were designed to keep them focused on increasing shareholder value. Until completion of our initial public offering, these options were essentially illiquid and could play only a limited role in our overall compensation system.

     We believe that our executive compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that our executive compensation practices have allowed us to create an executive team that will be able to maintain and increase our business. From time to time we have reviewed employee compensation data provided by compensation consulting firms and have endeavored to maintain our salary levels at approximately the 75th percentile for comparable positions at competitive companies.

     Procedures. We determine the compensation of our President and set policies for and review the compensation of our other officers. This is designed to ensure consistency in compensation of our officers. In reviewing the individual performance of our officers other than the President, we take into account the views of the President and, in 2001, established base salary and bonus for officers other than the President based largely on the President's recommendations.

     We review annually the compensation of all our executives and employees. Our goal is to assure that all of our executives and employees are properly motivated to serve the interests of our shareholders.

     Base Salary. We set base salaries within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity and profitability. We take into account the position involved and the executive's experience. In addition, we consider other factors, including each officer's contribution to our business as a whole. From 2000 to 2001, we increased the base compensation for our named executive officers an average of approximately $20,400, or 9.3%. We approved these increases to keep our compensation competitive and to allow for increases in the cost of living.

     Bonus. We award cash bonuses to all of our employees on a discretionary basis. In determining bonus awards, we consider our financial and non-financial achievements, including revenue growth, profitability, expansion of our markets and new product introductions. Bonuses to lower compensated employees tend to be a smaller portion of compensation, while bonuses to our most highly compensated employees (including our executive officers) tend to be larger and to vary more depending on Rockford's performance.

     The cash bonuses we paid to our executive officers in 2001 were paid early in 2001 and were based on our overall business and financial results in 2000. Our bonuses paid in 2001 are substantially less than in prior years because our financial performance for 2000 did not achieve our business and financial goals. This is in keeping with our objective to adjust bonus compensation for our executive officers on an annual basis based on financial and business results, the individual performance of the executive and the job market for key executives.

     Options. Stock options are our primary long-term incentive compensation. We have awarded stock options to a broad range of our middle and upper level managers, including the President and other executive officers named in the Summary Compensation Table. The size of awards is based on position, responsibilities and individual performance. In general, our expectation is that we will award option grants to our employees each year equal to between 1% and 2% of our outstanding equity.

     We believe that our long-term incentives are generally consistent with the incentives at comparable companies.

     Chief Executive Officer. At the beginning of 1999 we entered into a new employment agreement with our President and Chief Executive Officer. In determining his compensation, we considered his demonstrated leadership, the excellent management team he has developed since joining us in 1992, and Rockford's performance during 1997 and 1998. As of January 1, 1999, we approved an increase in Mr. Suttle's salary to $400,000 annually from the former base of $360,000 annually. We maintained the same salary for 2000. In 2001 we increased Mr. Suttle's salary to $450,000 annually.

     We believe Mr. Suttle's interests are well aligned with the interests of our shareholders because of our basic compensation system and also because of the 795,500 options awarded to him when he joined us in 1992.

Our largest shareholder awarded these options directly from that shareholder's shareholdings in order to recruit Mr. Suttle to join us, as a turnaround specialist, at a time in 1992 when we were in very poor financial condition. Mr. Suttle exercised and sold 200,000 of these options during 2001 pursuant to a registration statement on Form S-3. Subsequently, during March 2002, he exercised the balance of these options and sold 100,000 more of his shares.

                                          Nominating and Compensation Committee:

                                          Timothy C. Bartol
                                          Ralph B. Godfrey
                                          Jerry E. Goldress

                           RELATED PARTY TRANSACTIONS

GRISANTI, GALEF & GOLDRESS CONSULTING AGREEMENT

     We initially retained Grisanti, Galef & Goldress, Inc., to provide Mr. Suttle's consulting services to us under a February 1992 letter agreement. Effective on August 1, 1992, we named Mr. Suttle our President and Chief Executive Officer and entered into a consulting agreement with Grisanti, Galef & Goldress, Inc. Under the consulting agreement, we retained Grisanti, Galef & Goldress, Inc., to provide services for three years beginning on August 1, 1992. We agreed to pay consulting fees of $360,000 per year and bonus fees of up to $120,000 per year. In addition, we granted Grisanti, Galef & Goldress, Inc., an option to purchase up to 215,000 shares of our common stock at an exercise price of $5.35 per share. In October 1994, we agreed to reduce the exercise price of the option to $1.51 per share.

     We renewed our agreement with Grisanti, Galef & Goldress, Inc., effective as of August 1, 1995, extending the term for five more years. We agreed to continue paying consulting fees of $360,000 per year and bonus fees up to $120,000 per year. We paid bonus fees of $120,000 for each of 1997 and 1998. We also agreed in 1995 to extend the 215,000 share stock option so that it now expires on August 1, 2002. We filed a registration statement on Form S-3 in November 2001 to permit Grisanti, Galef & Goldress, Inc., to sell up to 130,000 shares of our common stock that it may acquire pursuant to this option.

     Effective January 1, 1999, the consulting agreement was amended to discharge our remaining obligation to pay consulting fees or bonuses to Grisanti, Galef & Goldress, Inc., in exchange for a grant to Mr. Goldress of options to purchase 21,500 shares of our common stock under our 1997 Stock Option Plan. Also on that date, Mr. Suttle became a Rockford employee under the terms of a formal employment agreement. The consulting agreement as amended January 1, 1999, gives us the right, but not the obligation, to retain Grisanti, Galef & Goldress, Inc., to provide consulting services.

     During 1999 we paid Grisanti, Galef and Goldress, Inc., $123,000, including $120,000 representing a bonus for Mr. Suttle's services under the consulting agreement during 1998 and $3,000 as compensation for Mr. Goldress' director fees. During 2000 and 2001 we paid $4,000 each year as compensation for Mr. Goldress' director fees.

SUTTLE/BARTOL OPTION AGREEMENT

     Mr. Suttle held an option to purchase 795,500 shares of our common stock from Monument Investors Limited Partnership, a family partnership controlled by two of our directors, Messrs. N. and T. Bartol. This option was originally granted to Mr. Suttle effective August 1, 1992 and fully vested on August 1, 1995 as consideration for his agreement to serve as director, Chief Executive Officer and President of Rockford for a period of not less than three years. On August 1, 1995, the agreement was amended to extend the term of the option from August 1, 1999 to August 1, 2002 and to increase the exercise price of the options during the extended period. The exercise price of Mr. Suttle's options increase over time on the following schedule:


$0.37 per share....................  On or before August 1, 1995
$0.41 per share....................  After August 1, 1995 and on or before August 1, 1999
$0.70 per share....................  After August 1, 1999 and on or before August 1, 2002

     Mr. Suttle exercised his option with respect to 200,000 of these shares during December 2001 and with respect to the balance during March 2002. He immediately sold 200,000 shares during December 2001, and 100,000 shares during March 2002, in order to allow him to pay taxes arising from the exercise and pursuant to a registration statement on Form S-3. For tax purposes, the options are treated as non-qualified stock options.

     Mr. Suttle has indicated that he may sell up to 95,000 additional shares, as permitted by the effective registration statement. He has indicated that he intends to retain the remaining 400,500 shares for investment purposes.

SUTTLE EMPLOYMENT AGREEMENT

     The principal terms of our agreement with Mr. Suttle are as follows:

     - five-year term ending January 1, 2004;

     - initial base salary of $400,000 per year, subject to increases at the discretion of our Nominating and Compensation Committee;

     - bonus potential of up to 50% of salary, at the discretion of the Board of Directors and the Nominating and Compensation Committee, based upon our performance;

     - participation in our stock option plan, with an initial grant of 86,000 shares at $7.67 per share as of January 1, 1999;

     - payment by us of up to $36,000 per year in premiums on a "split dollar" life insurance policy for Mr. Suttle's benefit; and

     - we may terminate the agreement at any time after the first year.

     If we terminate without good cause, or if Mr. Suttle terminates for good reason, we must continue to pay Mr. Suttle's base salary for 18 months after the termination. Mr. Suttle may not compete with us, call on any of our customers or induce any of our employees to work for another business during the term of the agreement and for 12 months after the later of (1) the termination date or (2) the day we stop paying severance payments under the employment agreement.

       PRINCIPAL SHAREHOLDERS AND SHAREHOLDINGS OF OFFICERS AND DIRECTORS

     The following tables list our share ownership as of March 15, 2002 for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.

NAME AND ADDRESS OF                                                 SHARES          PERCENT OF
BENEFICIAL OWNER                                              BENEFICIALLY OWNED   COMMON STOCK
-------------------                                           ------------------   ------------
Timothy C. Bartol(1)........................................      2,868,528            34.2%
Monument Investors Limited Partnership(2)...................      2,205,789            26.3
Quaker Capital Management Corporation(3)....................        962,750            11.5
WS Capital(4)...............................................        671,436             8.0
Nicholas G. Bartol(5).......................................        666,015             7.9
W. Gary Suttle(6)...........................................        661,807             7.8
Boulder Investors Limited Partnership(7)....................        602,493             7.2
Jerry E. Goldress(8)........................................        127,590             1.5
James M. Thomson(9).........................................        117,282             1.4
David L. Richards(10).......................................         96,216             1.1
Daniel C. McLeod(11)........................................         94,500             1.1
John P. Lloyd(12)...........................................         72,042           *
Ralph B. Godfrey(13)........................................         65,875           *
David A. Boshes(14).........................................         50,000           *
All Executive Officers and Directors as a Group (13
  persons)(15)..............................................      4,339,732            47.4

---------------

   * Represents less than 1%

 (1) Includes 2,205,789 shares held by Monument Investors Limited Partnership, for which Mr. Bartol serves as general partner; 602,493 shares held by Boulder Investors Limited Partnership, for which Mr. Bartol serves as general partner; 31,782 shares held by GST Exempt Trust, a trust in which Mr. Bartol has a beneficial interest; and 8,600 shares held by Mr. Bartol's wife. Mr. Bartol disclaims beneficial ownership of the shares held by his wife. Mr. Bartol's address is c/o Rockford Corporation, 600 South Rockford Drive, Tempe, Arizona 85281.

 (2) Monument Investors Limited Partnership's address is c/o Mr. T. Bartol, Rockford Corporation, 600 South Rockford Drive, Tempe, Arizona 85281. It is owned by Mr. T. Bartol (general partner) and Mr. N. Bartol, Ms. P. Carrio and Ms. A. Butterfield (limited partners) the four natural children of John and Caroline Bartol.

 (3) Includes 961,400 shares that investment advisory clients of Quaker Capital Management Corporation own and over which it has discretionary authority. Quaker Capital Management Corporation disclaims beneficial ownership of these shares. Its address is 401 Wood Street, Suite 1300, Pittsburg, PA 15222. In light of Quaker Capital Management Corporation's disclaimer, we do not consider it our affiliate and have not included its shares in computing shares held by our affiliates.

 (4) Includes shares held by WS Capital LLC and its affiliates Walker Smith Capital, L.P., WS International, WS Ventures and WS Ventures International. WS Capital's address is 300 Crescent Court, Suite 880, Dallas, Texas 75201. WS Capital has no affiliation with any of our directors or officers and its shares are not included in the ownership of our Directors and Executive Officers as a group.

 (5) Includes 602,493 shares held by Boulder Investors Limited Partnership, for which Mr. Bartol serves as general partner; 31,782 shares held by GST Exempt Trust, a trust in which Mr. Bartol has a beneficial interest; and 4,095 shares held by Mr. Bartol's wife. Mr. Bartol disclaims beneficial ownership of the shares held by his wife. Mr. Bartol's address is c/o Rockford Corporation, 600 South Rockford Drive, Tempe, Arizona 85281.

 (6) Includes 135,200 shares underlying vested options granted under our stock option plans. Mr. Suttle's address is c/o Rockford Corporation, 600 South Rockford Drive, Tempe, Arizona 85281.

 (7) Boulder Investors Limited Partnership's address is c/o Mr. T. Bartol, Rockford Corporation, 600 South Rockford Drive, Tempe, Arizona 85281. It is controlled by Mr. T. Bartol and Mr. N. Bartol (general partners) and Ms. P. Carrio and Ms. A. Butterfield (limited partners), the four natural children of John and Caroline Bartol.

 (8) Includes 34,400 shares underlying vested options.

 (9) Includes 96,000 shares underlying vested options.

(10) Includes 94,000 shares underlying vested options

(11) Includes 94,500 shares underlying vested options.

(12) Includes 64,500 shares underlying vested options.

(13) Includes 55,875 shares underlying vested options.

(14) Includes 50,000 shares underlying vested options.

(15) Includes 792,017 shares underlying vested options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires

     - our executive officers;

     - our directors; and

     - persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC and the National Association of Securities Dealers. These reporting persons must furnish us with copies of all Forms 3, 4 and 5 that they file.

     Based solely upon our review of the copies of Forms 3, 4 and 5 and amendments to these forms, we believe that all reporting persons complied with all filing requirements on a timely basis during 2001.

                         STOCK PRICE PERFORMANCE GRAPH

     The registration statement for the initial public offering of our common stock was declared effective on April 19, 2000, and our shares began trading on the Nasdaq National Market on April 20, 2000.

     Set forth below is a line graph comparing the cumulative total return over the period beginning on the date of our initial public offering on April 20, 2000, and ending on December 31, 2001, for an investment of $100 in each of the following:

     - Shares of our common stock;

     - The Russell 2000 Index, a broad based equity index of smaller capitalization companies, with dividends reinvested. We believe this index is a better comparison for our stock than the S&P 500 or Nasdaq Stock Market indexes because it includes smaller companies more comparable in size to us than either of the larger indexes; and

     - A peer group we have selected that includes Harman International Industries, Inc.; Boston Acoustics, Inc.; Recoton Corp.; and Phoenix Gold International, Inc. The peer group index is weighted based on market capitalization as of the beginning of the measurement period and assumes the reinvestment of dividends. For each year we adjust the weightings at the end of each year.
GRAPH

                                                      ROCKFORD CORP               RUSSELL 2000                 PEER INDEX
                                                      -------------               ------------                 ----------
April 20, 2000                                           100.00                      100.00                      100.00
December 31, 2000                                         45.45                      101.26                      120.78
December 31, 2001                                         78.00                      103.78                      151.06

                          INDEPENDENT AUDITOR AND FEES

     Ernst & Young LLP served as our independent auditor for fiscal year 2001. The Board of Directors has also selected them to serve as our independent auditor for fiscal year 2002. Representatives of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to questions.

     During 2001 we paid our independent auditors, Ernst & Young LLP, the following fees for services they provided to us:

Audit Fees..................................................  $220,000
Audit Related Fees..........................................   300,000
Other Fees..................................................   194,000
Financial System Design And Implementation Fees.............        --
                                                              --------
Total Fees..................................................  $714,000
                                                              ========

     Audit related fees consist primarily of consulting with respect to accounting transactions. Other fees consist primarily of tax consulting services.

     The Audit and Finance Committee has reviewed the services Ernst & Young LLP provided to Rockford during 2001 and believes that the audit related fees and other fees which it has provided did not impinge on the auditor's independence.

             OUR NEXT ANNUAL MEETING AND PROPOSALS BY SHAREHOLDERS

     We expect our 2003 annual meeting will take place on or about April 23, 2003. As a shareholder you may seek to:

     - nominate directors; or

     - have proposals presented in our Proxy Statement and considered at our annual meeting.

Your nomination or proposal must comply with Arizona law and, for the 2003 annual meeting, we must receive it no later than November 22, 2002. You should direct any proposals and related questions to Ms. Victoria Springgay, our Investor Relations Coordinator, at (480) 517-3042.

                                 ANNUAL REPORT

     Our Annual Report with certified financial statements for the fiscal year ended December 31, 2001, accompanies this Notice and Proxy Statement and was mailed to all shareholders of record on or about April 5, 2002. Any exhibit to the Annual Report will be furnished to any requesting person who makes a good faith representation that he or she was a beneficial owner of our Common Stock on April 5, 2002.

                                          By order of the Board of Directors.

                                          /s/      JAMES M. THOMSON
                                          --------------------------------------
                                          James M. Thomson
                                          Vice President, Chief Financial
                                          Officer and Secretary

                                   APPENDIX A
                              ROCKFORD CORPORATION

                                   ACCOUNTING

PROCEDURE: AUDIT AND FINANCE COMMITTEE CHARTER DOCUMENT

I. ORGANIZATION

     This charter governs the operations of the audit and finance committee. The committee will review and reassess the charter at least annually and will be approved by the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members will be financially literate, or will become financially literate within a reasonable period of time after appointment to the committee. At least one member will have accounting or related financial management expertise.

II. STATEMENT OF POLICY

     The audit and finance committee will provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

III. RESPONSIBILITIES

     The primary responsibility of the audit and finance committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances, and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit and finance committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee will review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     - The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also the committee will discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. The committee will elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee will meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee will discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, or the annual report to shareholders if distributed prior to the filing of Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee will discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     - The committee shall report the results of the annual audit to the board of directors. If requested by the board, they shall invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions. Alternatively, the other directors, particularly the other independent directors, may be invited to attend the committee meeting during which the results of the annual audit are reviewed.

     - The committee shall review with financial management the financial structuring and risks of the company, including issues such as debt structuring, investment management and foreign currency risk and exposure.

                                   APPENDIX B
                              Rockford Corporation
                             2002 Stock Option Plan

1.    Purpose.

      The Rockford Corporation 2002 Stock Option Plan is intended to assist in attracting and retaining employees and directors and to motivate such individuals to use their best efforts on behalf of the Corporation.

2.    Definitions.

      The following terms have the following meanings:

      2.1 "1933 Act" means the Federal Securities Act of 1933 and applicable state securities laws.

      2.2   "1934 Act" means the Securities Exchange Act of 1934.

      2.3   "Board" means the Board of Directors of Rockford Corporation.

      2.4   "Code" means the Internal Revenue Code of 1986.

      2.5 "Committee" means the Compensation Committee of the Board of Directors of Rockford Corporation.

      2.6   "Corporation" means Rockford Corporation and any Subsidiary.

      2.7 "Fair Market Value" means, as applied to a specific date, the closing price for the Stock on such date as reported on the principal stock exchange upon which the Corporation's Stock is listed, currently, the Nasdaq Stock Market--National Market System ("NASDAQ"); or, if the stock is not listed, then the mean between the most recent bid and asked prices of any other recognized trading market or if no stock was traded on the relevant date, on the next preceding day on which the Stock was so traded. If no such market exists, then the Committee shall determine in good faith the fair market value of the Stock.

      2.8 "Grant Date" means the date on which an Option is granted as specified by the Committee, contingent on the Optionee executing a Stock Option Agreement in form satisfactory to the Committee.

      2.9 "Incentive Option" means an Option eligible for tax treatment as an incentive option under Section 422 of the Code.

      2.10 "Non-Qualified Option" means an Option that is not eligible for tax treatment as an incentive option under Section 422 of the Code.

      2.11  "Option" means an option to purchase Stock granted under this Plan.

      2.12 "Optionee" means an employee or director to whom an Option has been granted under the Plan.

      2.13 "Plan" means the Rockford Corporation 2002 Stock Option Plan, the terms and conditions of which are covered in this instrument.

      2.14  "Stock" means the common stock of the Corporation.

      2.15 "Stock Option Agreement" means a written agreement entered into between the Corporation and the Optionee that provides for the price and terms of an Option.

      2.16 "Subsidiary" means any corporation of which the majority of the outstanding capital stock is owned, directly or indirectly, by the Corporation and which meets the definition of a subsidiary corporation as set forth in Section 424(f) of the Code, at the time of the granting of the Option.

      2.17 "Ten Percent Shareholder" means an individual who owns more than 10% of the total combined voting power of all classes of stock of the Corporation.

3.    Administration.

      3.1 The Plan shall be administered by the Compensation Committee of the Board, which Committee shall satisfy the requirements for "outside directors" as set forth in section 162 (m) of the Code and "non-employee directors" as set forth in rule 16b-3 of the 1934 Act. Without limiting the powers of the Committee, the Committee shall have the power to determine the times during which any Option shall be exercisable, the events upon which any Option shall terminate, the amounts, if any, payable to beneficiaries of an Optionee upon the death of such Optionee, the exercisability of any Option on the sale of all, or substantially all, of the assets of the Corporation, or a merger where the Corporation is not the surviving corporation (other than a merger that is only a change in form), and other terms of exercise. No member of the Committee shall be eligible to vote on the grant of Options to him or her. All decisions and determinations of the Committee in administering the Plan shall be final.

      3.2 If changes are made to the Code that make it advisable, in the Committee's sole discretion, to change the character of Options for income tax purposes, the Committee may change the character of Options and may impose on Options any conditions deemed necessary or appropriate to comply with the Code requirements. However, except as otherwise provided herein, the Committee may not change the character or terms of an outstanding Option without the Optionee's consent.

      3.3 The Committee, subject to the provisions of the Plan, shall make determinations regarding:

            (a) The employees or directors who shall receive Options, the times when such Options shall be granted, the time limits within which Options may be exercised, the number of shares subject to each Option, and the terms and provisions of Stock Option Agreements (which need not be identical);

            (b)   Interpretation of Plan provisions;

            (c)   Rules and regulations relating to the Plan;

            (d)   Stock Option Agreements under the Plan; and

            (e) Other determinations advisable for the proper administration of the Plan.

4.    Tax and Other Characteristics of Options.

      4.1 Options granted pursuant to the Plan may be designated, but need not be designated, as Incentive Options. The Stock Option Agreement shall provide whether an Option is an Incentive Option or a Non-Qualified Option. In the case of Incentive Options, the aggregate fair market value of the Stock (at the time the Option is granted) for Options that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Corporation or Subsidiary) shall not exceed $100,000. Non-employee directors of the Corporation or Subsidiary shall not be eligible for the grant of Incentive Options.

      4.2 At all times during the period beginning on the date of grant of the Incentive Stock Option and ending on the day three months before the date of exercise of an Incentive Stock Option, the Optionee must be an Employee of the Corporation or a Subsidiary. Such 3-month period shall be extended to twelve (12) months if employment ends due to a total disability. Additional limitations may be imposed by the terms of the Option Agreement.

5.    Stock Subject to the Plan.

      5.1 Subject to adjustments under Section 11, the aggregate number of shares of Stock that may be issued on the exercise of Options shall not exceed 600,000 and the maximum number of shares for which Options may be granted to any one employee shall be 200,000. Such Stock may be authorized but unissued shares or treasury shares, as the Committee determines.

      5.2 If an Option expires or is terminated, the shares of Stock allocated for issuance under such Option may be allocated to a new Option under the Plan.

6.    Eligibility.

      All individuals who are officers, directors, advisory directors or employees of the Corporation or a Subsidiary, including employees who are officers or directors, shall be eligible for selection by the Committee to receive Options under the Plan. Only officers and employees of the Corporation or a Subsidiary may receive Incentive Options under the Plan.

7.    Option Exercise Price and Payment of Withholding Taxes.

      The Committee shall determine the price at which shares of Stock may be purchased on the exercise of any Option at the time an Option is granted. The price shall not be less than 100% of the fair market value of the Stock at the Grant Date, but if the Corporation desires to grant an Incentive Option to a Ten Percent Shareholder, the price at which shares may be purchased under such Option shall not be less than 110% of the fair market value of the Stock at the Grant Date. Also, any eligible individual shall pay to the Corporation (or make arrangements for such payment) any applicable federal and state income and withholding taxes the Corporation determines are payable on the spread between the fair market value of the Stock at the date of exercise and the Option price.

8.    Term of Options.

      The Committee shall determine the term of each Option at the Grant Date. In no case, however, shall the term of any Option exceed ten years from the Grant Date, or five years in the case of a grant of an Incentive Option to a Ten Percent Shareholder.

9.    Payment on Exercise of Options.

      The price of an exercised Option and any taxes required to be paid by the Optionee on exercise of such Option shall be paid:

            (a)   In cash; or

            (b) At the discretion of the Committee, through the delivery of Stock with a fair market value equal to the exercise price and withholding taxes, if any; or

            (c)   At the discretion of the Committee, through a combination of
                  (a) and (b).

10.   Non-Transferability of Options.

            (a) Except as provided in (b), below, Options shall not be transferable by the Optionee, but if an Optionee dies, his or her personal representative may exercise an Option within 90 days of the date of the Optionee's death.

            (b) Options may be transferable pursuant to a valid decree of divorce; provided, however, that any Incentive Options required to be so transferred shall cease to be Incentive Options and become Non-Qualified Options.

11.   Adjustments.

      If the Corporation:

            (a) declares a dividend or makes a distribution on its Stock payable in Stock or securities convertible into Stock; or

            (b) recapitalizes through a split-up of the outstanding shares of Stock into a greater number or a combination of the outstanding Stock into a lesser number; or

            (c) issues, by reclassification of its Stock, any share of Stock, or

            (d) reorganizes, merges, consolidates, splits-up, combines, or exchanges shares or engages in any similar transaction to those described in this Section 11 with respect to the Stock,

      the Committee shall make appropriate and equitable adjustments in the number and kind of shares subject to outstanding Options under the Plan. Any other adjustments to the Options shall be within the sole discretion of the Committee. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option to eliminate the fractional shares. The price of any shares subject to an outstanding Option shall be adjusted so there will be no change in the aggregate purchase price payable upon the exercise of the Option, and such price may be changed at the Committee's discretion, to avoid any substantial dilution or enlargement of the rights granted or available to Optionees under the Plan or to shareholders of the Corporation.

12.   Additional Restrictions.

      Notwithstanding any other provisions of the Plan, any Stock Option Agreement may contain such additional or more restrictive provisions as the Committee deems advisable and consistent with the Plan.

13.   Registration.

      The Plan, the Stock to be issued pursuant to the exercise of Options, or the Options granted under the Plan, may be registered under the Act.

14.   Effective Date of Plan.

      The Plan shall become effective as of January 23, 2002 and shall remain in effect for ten years from its effective date, unless the Board terminates it earlier. No Incentive Options may be issued under the Plan unless the stockholders of the Corporation approve the Plan within one year from the date the Plan is adopted by the Corporation.

15.   Amendments and Termination.

      The Board, in its discretion and at any time, may modify, amend or terminate the Plan. Neither the termination of the Plan, nor any modification or amendment thereof, shall adversely affect any rights under an Option previously granted under the Plan without the consent of the Optionee except as provided in the Plan and except that, if the Corporation merges into, consolidates, or sells substantially all of its assets to another entity, the Corporation may terminate any outstanding Options without such consent. Notwithstanding the foregoing, the Board may amend the Plan to the extent necessary to cause Options granted under the Plan to meet the requirements of the Act and the Code and regulations thereunder.

16.   Miscellaneous.

            (a) Nothing in the Plan or any Option granted shall confer upon any person any right to continue in the service of the Corporation or a Subsidiary.

            (b) The grant of Options under the Plan, the issuance and delivery of shares upon the exercise of Options, and any other matters relating thereto shall be subject to all laws, rules and regulations as may from time to time be applicable, including but not limited to, any and all rules and regulations of any stock exchange or exchanges upon which the shares of the Corporation may be listed and all applicable federal and state securities laws.

            (c) No person shall acquire any rights as an Optionee under this Plan unless and until a Stock Option Agreement in the form and containing the terms specified by the Committee shall have been duly executed on behalf of the Corporation by such officer or officers as the Committee shall designate for such purpose, delivered to the Optionee named therein, and executed by the Optionee.

            (d) No person shall have any rights as a shareholder with respect to any shares covered by an Option granted pursuant to the Plan until the date of the issuance of a share certificate to the Optionee for such shares.

17.   Governing Law.

      All rights under this Plan shall be governed by and construed in accordance with the laws of the state of Arizona. The Plan is intended to comply with all applicable securities laws and to meet the requirements for Incentive Stock Options and the "performance-based" exception to section 162(m) of the Code, and the Plan shall be construed and interpreted in a manner that reflects such intent.

18.   Execution.

      The President of the Corporation has been authorized to execute this Plan and has executed the Plan on the date indicated below.


                                          ROCKFORD CORPORATION



                                          -------------------------------------
                                          President


                                          -------------------------------------
                                          Date

                                     PROXY

                              ROCKFORD CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby constitutes and appoints W. Gary Suttle and Jerry E. Goldress or either of them acting in the absence of the other, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Shareholders of Rockford Corporation to be held at Rockford Technical Training Institute at 636 South River Drive, Tempe, Arizona 85281, on May 8, 2002, at 10:00 a.m., Mountain Standard Time, and any adjournments thereof, and to vote the shares of Common Stock of Rockford standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.
PROPOSAL NO. 1: To elect six directors to our Board to serve for the next year or until their successors are elected.

NOMINEES:        W. Gary Suttle              Timothy C. Bartol
                 Jerry E. Goldress           Ralph B. Godfrey
                 Nicholas G. Bartol          John P. Lloyd

________VOTE for all nominees except those whose names are written on the line provided below (if any).
--------------------------------------------------------------------------------

________VOTE WITHHELD on all nominees.
PROPOSAL NO. 2:  To approve Rockford's 2002 Stock Option Plan.
________VOTE for the 2002 Stock Option Plan
________VOTE against the 2002 Stock Option Plan
         PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE

    This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the Proxies.

Dated:
-----------------------------------

                                              ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Signature

                                              When signing as executor,
                                              administrator, attorney, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person. If a joint
                                              tenancy, please have both joint
                                              tenants sign.